UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
MARCH 1, 2000









                 ELECTRONIC IDENTIFICATION, INC.
               (FORMERLY GIRNE ACQUISITION CORP.)
     (Exact name of registrant as specified in its charter)







Nevada                000-27365                   95-4739150
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

1200 W. Pender St., Suite 411, Vancouver, BC  Canada V6E 2S9
(Address of principal executive offices)

Registrant's telephone number, including area code (604) 684-2004

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On   March   1,  2000,  the  Company  was  acquired   through   a
reorganization agreement with Electronic Identification, Inc., a Nevada company. The Board of Directors approved the purchase of the Company by Electronic Identification, Inc.

ITEM 5.   OTHER EVENTS

As  of  March  1,  2000,  the Company will change  its  corporate
address  to 1200 W. Pender St., Suite 411, Vancouver, BC   Canada
V6E 2S9.

ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS

On March 1, 2000 the sole officer and director of the Company appointed Terry Kirby as a member of the board of directors

On March 1, 2000, the Company accepted the resignation of Mike M. Mustafoglu as a member of the board and as the sole officer, effective immediately. The remaining member of the board decided not fill the vacancy left by Mr. Mustafoglu. Mr. Kirby was also appointed as President, Secretary, Treasurer of the Company.

ITEM 7.   FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL  INFORMATION
          AND EXHIBITS

  (a)  Financial Statements of Electronic Identification, Inc.

INDEPENDENT AUDITORS' REPORT
To the Stockholders and Director of
Electronic Identification, Inc.

We have audited the accompanying balance sheets of Electronic Identification, Inc. (a development stage enterprise) as at December 31, 1999 and 1998 and the related statements of operations, stockholders' deficit and cash flows for each of the years in the three year period ended December 31, 1999 and for the period from inception on May 14, 1992 to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Electronic Identification, Inc. as at December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1999 and for the period from inception on May 14, 1992 to
December 31, 1999, in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Chartered Accountants
Vancouver, Canada
March 31, 2000

ELECTRONIC IDENTIFICATION, INC.

(Formerly RFID Systems Corp.)

(A Development Stage Enterprise)

Balance Sheets

(Expressed in U.S. Dollars)

December 31, 1999 and 1998



                                             1999        1998

Assets

Current assets:

Cash                                      $ 8,071     $ 4,615

Accounts receivable                         4,280      49,928

Prepaid expenses and deposits                 351         340

Due from stockholder (note 9(a))           65,700           -

Total current assets                       78,402      54,883

Restricted cash (note 5)                        -      47,394

Fixed assets (note 6)                      46,670      61,958

Patents (note 7)                           10,005      11,873

Total assets                            $ 135,077   $ 176,108

Liabilities and Stockholders' Deficit

Current liabilities:

Accounts payable and accrued            $ 402,310   $ 566,907
liabilities

Due to stockholders, directors and        301,328     173,706
officers (note 9(a))

Total current liabilities                 703,638     740,613

Subscriptions received for common               -   1,060,000
stock (note 8)

Total liabilities and subscriptions       703,638   1,800,613
received

Stockholders' deficit:

Preferred stock:

Authorized: 5,000,000 stock, with
$0.001 par value

(1998 -2,220,000 stock, with $0.0045
par value)

Issued: nil (1998 - nil)

Common stock (note                           10):

Authorized: 70,000,000 stock, with
$0.001 par value

(1998 -11,111,111 stock, with $0.0045
par value)

Issued:17,418,083 stock (1998 -            17,419      42,632
9,473,926)

Additional paid-in capital 10,408,680   6,276,328

Deficit accumulated during the          (10,994,6   (7,943,46
development stage                             60)          5)

Total stockholders' deficit             (568,561)   (1,624,50
                                                           5)

Future operations (note 2)

Contingencies (note 11)

Year 2000 Issue (note 15)

Subsequent events (note 16)

Total liabilities and stockholders'     $ 135,077   $ 176,108
deficit




See accompanying notes to financial statements

ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Statements of Operations
(Expressed in U.S. Dollars)



                                 Years      Years     Years     Period
                                 ended      ended     ended       from
                              December   December  December  inception
                              31, 1999   31, 1998  31, 1997     on May
                                                              14, 1992
                                                                    to
                                                              December
                                                              31, 1999
Revenue:
Revenue                            $ -        $ -  $ 54,996  $ 254,996
Interest and other income          990      2,993         -      4,996
                                   990      2,993    54,996    259,992
Expenses:
General and administrative     922,097    888,857  1,177,75  3,522,159
(schedule)                                                4
Sales and marketing            303,875   1,006,68   981,140  2,381,916
(schedule)                                      9
Research and development        55,993    266,689   756,859  1,597,568
(schedule)
Interest on long-term debt     493,586    216,026   316,000  1,025,612
(note 14)
Depreciation and amortization   18,311     44,527    41,541    130,837
Write-off of leasehold               -          -    32,131     32,131
improvements (note 6)
                              1,793,86   2,422,78  3,305,42  8,690,223
                                     2          8         5
Loss before the undernoted    (1,792,8   (2,419,7  (3,250,4  (8,430,23
                                   72)        95)       29)         1)
Loss due to settlement of
debt by
issuance of common stock      (1,258,3   (663,068         -  (1,921,39
(note 3(f))                        23)          )                   1)
Equity loss in and write-down
of investment in
and advances to RFID Datachip
Technologies
Inc. (note 4)                        -        (1)  (271,527  (358,835)
                                                          )
Write-off of advances                -          -         -  (284,203)
Loss for the period                  $          $         $          $
                              (3,051,1   (3,082,8  (3,521,9  (10,994,6
                                   95)        64)       56)        60)
Loss per common share
information:
Basic and diluted             $ (0.22)   $ (0.67)  $ (1.81)
Weighted average number of
common
shares outstanding (note      13,951,3   4,635,71  1,951,00
10(a))                              57          5         0

See accompanying notes to financial statements

ELECTRONIC IDENTIFICATION, INC.

(Formerly RFID Systems Corp.)

(A Development Stage Enterprise)

Statements of Stockholders' Deficit

(Expressed in U.S. Dollars)



                                    Common (note     Additio     Deficit
                                     stock 10(a))        nal   accumulat
                                                     paid in   ed during
                                                     Capital         the
                                                               developme
                                                                nt stage

                                  Shares     Amount

Balance, May 14, 1992                  -        $ -       $ -        $ -
(inception)

Loss for the period                    -          -         -      (185)

Stock issued for cash          3,111,111        700         -          -

Balance, December 31, 1992     3,111,111        700         -      (185)

Loss for the period                    -          -         -       (80)

Balance, December 31, 1993     3,111,111        700         -      (265)

Loss for the period                    -          -         -       (80)

Balance, December 31, 1994     3,111,111        700         -      (345)

Loss for the period                    -          -         -   (25,627)

Stock issued for cash            444,445     15,300     4,700          -

Balance, December 31, 1995     3,555,556     16,000     4,700   (25,972)

Loss for the period                    -          -         -  (1,312,67
                                                                      3)

Stock returned to Company for  (2,275,55    (10,240    10,240          -
cancellation                          6)          )

Stock issued for secured notes   222,222      1,000   182,810          -
receivable

Stock issued for cash            214,005        963   962,160          -

Balance, December 31, 1996     1,716,227      7,723 1,159,910  (1,338,64
                                                                      5)

Loss for the period                    -          -         -  (3,521,95
                                                                      6)

Stock issued for cash            222,222      1,000   999,000          -

Stock issued on settlement of    639,027      2,875   497,124          -
convertible debentures

Stock issued to settle            50,380        227    24,773          -
expenses

Intrinsic value of beneficial
conversion of liabilities

(note 14)                              -          -   316,000          -

Stock issue costs                      -          - (225,112)          -

Balance, December 31, 1997     2,627,856     11,825 2,771,695  (4,860,60
                                                                      1)

Loss for the period                    -          -         -  (3,082,86
                                                                      4)

Stock issued on settlement of    383,334      1,725   342,691          -
accounts payable

Stock issued for cash          2,605,336     11,723   758,520          -

Stock issued on settlement of    298,033      1,341   151,249          -
notes payable

Stock issued on settlement of
convertible

debentures                     1,944,590      8,751   678,880          -

Stock issued on settlement of    250,000      1,126   131,733          -
legal claims

Stock issued on settlement of    355,555      1,600   114,902          -
loan payable

Stock issued to settle         1,009,222      4,541   435,323          -
expenses

Intrinsic value of beneficial
conversion of liabilities

(note 14)                              -          -   175,653          -

Settlement of debt by issuance
of common stock

(note 3(f))                            -          -   663,068          -

Cancellation of redeemable
common stock issued

to RFID Datachip Technologies          -          -   226,670          -
Inc.

Stock issue costs                      -          - (174,056)          -

Balance, December 31, 1998,    9,473,926     42,632 6,276,328  (7,943,46
carried forward                                                       5)


ELECTRONIC IDENTIFICATION, INC.

(Formerly RFID Systems Corp.)

(A Development Stage Enterprise)

Statements of Stockholders' Deficit, Continued

(Expressed in U.S. Dollars)

Deficit

accumulated

Additional during the

Common stock (note 10(a)) paid-in development

Shares Amount capital stage



                                    Common (note     Additio     Deficit
                                     stock 10(a))        nal   accumulat
                                                     paid in   ed during
                                                     Capital         the
                                                               developme
                                                                nt stage

                                  Shares     Amount
Balance, December 31, 1998,     9,473,926         $         $          $
brought forward                              42,632 6,276,328  (7,943,46
                                                                      5)
Loss for the period                     -         -         -  (3,051,19
                                                                      5)
Stock issued on the settlement
of subscriptions
received for common stock       3,440,000    15,480 1,044,520          -
Stock issued to settle          2,012,000     5,782   369,531          -
expenses
Stock issued on settlement of     500,000     2,250    97,750          -
notes payable
Stock issued on settlement of
convertible
debentures                      1,992,157     3,392   398,640          -
Intrinsic value of beneficial
conversion of
liabilities (note 14)                   -         -  474,117-
Settlement of debt by issuance
of common stock
(note 3(f))                             -         - 1,258,323          -
Authorized par value change
resulting in an
increase in additional paid-in          -   (52,117    52,117          -
capital                                           )
Stock issue costs                       -         -  (48,474)          -
Compensatory benefit of stock           -         -   485,828          -
options (note 10(d))
Balance, December 31, 1999      17,418,08         $         $          $
                                        3    17,419 10,408,68  (10,994,6
                                                            0        60)

See accompanying notes to financial statements.

ELECTRONIC IDENTIFICATION, INC.

(Formerly RFID Systems Corp.)

(A Development Stage Enterprise)

Statements of Cash Flows

(Expressed in U.S. Dollars)



                                      Years        Years     Years     Period
                                      ended        ended     ended       from
                                   December     December  December  inception
                                   31, 1999     31, 1998  31, 1997     on May
                                                                     14, 1992
                                                                     December
                                                                     31, 1999

Cash flows from operating
activities:

Loss for the period                       $            $         $          $
                                   (3,051,1    (3,082,86 (3,521,95  (10,994,6
                                        95)           4)        6)        60)

Items not involving cash:

Depreciation and amortization        18,311       44,527    41,541    130,837

Loss due to settlement of debt by
issuance

of common stock (note 3(f))        1,258,32    663,068 - 1,921,391
                                          3

Equity loss in and write-down of
investment

in and advances to RFID Datachip

Technologies Inc. (note 4)                -            1   271,527    358,835

Write-off of leasehold                    -            -    32,131     32,131
improvements

Write-off of advances                     -            -         -    284,203

Write-down of fixed assets                -       35,252         -     35,252

Loss on disposal of fixed assets          -       10,771         -     10,771

Acquisition of in-process research
and

Development                               -            -         -    340,108

Expenses settled with the issuance
of

notes payable                             -            -   154,131    154,131

Expenses settled with the issuance  375,313      439,864    24,999    840,176
of stock

Intrinsic value of beneficial
conversion of

liabilities into common stock       474,117      175,653   316,000    965,770
(note 14)

Compensatory benefit of stock
options

(note 10(d))                        485,828            -         -    485,828

Changes in non-cash operating
working capital:

Accounts receivable                  45,648     (34,979)   210,435    (4,280)

Notes receivable                          -            -    18,139          -

Prepaid expenses and deposits          (11)       14,436     9,774      (351)

Restricted cash                      47,394        3,522  (50,916)          -

Accounts payable and accrued       (65,752)      324,375   396,248    725,934
liabilities

Due to stockholders, directors and   61,922    (108,333)   282,040    235,629
officers

Accounts payable to be settled
with

common stock                              -            -   291,006    291,006

Net cash used in operating         (350,102    (1,514,70 (1,524,90  (4,187,28
activities                                )           7)        1)         9)

Cash flows from financing
activities:

Subscriptions received for common         -      564,260   142,740  1,060,000
stock

Net proceeds on issuance of common        -      596,188   774,888  2,354,899
stock

Net proceeds on issuance of         353,558      400,961   758,261  1,512,780
convertible debentures

Issuance of loan payable                  -            -   104,858    104,858

Net cash provided by financing      353,558    1,561,409 1,780,747  5,032,537
activities

Cash flows from investing
activities:

Bank overdraft                            -     (15,968)    15,968          -

Purchase of fixed assets                  -     (12,709) (155,150)  (251,101)

Acquisition of patent                     -     (13,410)         -   (13,410)

Advances to RFID Datachip                 -            - (132,165)  (132,165)
Technologies Inc. (note 4)

Other advances                            -            -         -  (440,501)

Net cash used in investing                -     (42,087) (271,347)  (837,177)
activities

Increase (decrease) in cash           3,456        4,615  (15,501)      8,071

Cash, beginning of period             4,615            -    15,501          -

Cash, end of period                 $ 8,071      $ 4,615       $ -    $ 8,071


ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Statements of Cash Flows (continued)
(Expressed in U.S. Dollars)



                                      Years        Years     Years     Period
                                      ended        ended     ended       from
                                   December     December  December  inception
                                   31, 1999     31, 1998  31, 1997     on May
                                                                     14, 1992
                                                                     December
                                                                     31, 1999
Supplemental non-cash investing
and financing activities:
Stock issued on the settlement of
subscriptions
received for common stock                 $            $         $          $
                                   1,060,00                         1,060,000
                                          0
Stock issued on settlement of             -      344,416         -    344,416
accounts payable
Stock issued on settlement of       100,000      152,590         -    252,570
notes payable
Stock issued on settlement of
convertible
debentures                          402,032      687,631   500,000  1,589,663
Stock issued on settlement of             -      132,858         -    132,858
legal claims
Stock issued on settlement of loan        -      116,502         -    116,502
payable
Common stock issued on settlement   375,313      439,864    24,999    840,176
of expenses
Cancellation of redeemable common         -      226,670         -    226,670
stock
Intrinsic value of beneficial
conversion of
liabilities into common stock       474,117      175,653   316,000    965,770
(note 14)
Loss due to settlement of debt by
issuance of common stock (note     1,258,32    663,068 - 1,921,391
3(f))                                     3
Issuance of common stock in
exchange for
secured notes                             -            -         -    183,810
Issuance of redeemable common             -            -         -    226,670
stock
Authorized par value change
resulting in an
increase in additional paid in       52,117            -         -     52,117
capital
Supplemental cash flow
information:
Cash paid for taxes                     $ -          $ -       $ -        $ -
Cash paid for interest               28,921       27,382         -     56,303

See accompanying notes to financial statements.

ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Notes to Financial Statements
(Expressed in U.S. Dollars)
Years ended December 31, 1999, 1998 and 1997

1. General:

On April 23, 1999, Electronic Identification, Inc. (the "Company" or "El 2 ") signed an Agreement and Plan of Merger with RFID
Systems Corp. ("RFID"). This merger was completed on May 3, 1999.

El 2 is a corporation organized and existing under the laws of the State of Nevada. At that date, El 2 was an inactive shell company. RFID was a development stage enterprise and was developing automatic identification and data collection systems utilizing radio frequency identification technology. El 2 is continuing in this line of business.

El  2  had  1,000 shares of common stock outstanding.  Under  the
terms   and   conditions  of  the  Agreement,  each  issued   and
outstanding share of common stock of RFID was converted into one common stock of the Company.

This transaction has been accounted for as a recapitalization of RFID, effectively as if RFID had issued common shares to acquire the net monetary assets El 2 . The net monetary assets acquired by El 2 were as follows:



          Total assets            $ 176,108

          Total liabilities       1,800,61
                                  3


Under re-capitalization accounting, these financial statements reflect the assets, liabilities, revenues and expenses of RFID from its inception on May 14, 1992 combined with these of El 2 from the date the merger was completed.

Pursuant to this Agreement, and subject to regulatory approval, each stockholder of RFID who sent in their stock certificates for transfer into certificates representing shares of the Company prior to May 31, 1999, will receive a right to purchase, for every ten shares owned and tendered, an additional share of common stock at 75% of the market price of the Company stock as of the date of exercise. The rights will be exercisable for thirty days after filing of the registration statement with the Securities Exchange Commission. Rights outstanding at December 31, 1999 are 1,169,295.

2. Future operations:

These financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize on its assets and satisfy its liabilities in the ordinary course of business. During the period since inception on May 14, 1992, the Company has incurred losses aggregating $10,994,660. At December 31, 1999, the Company has a working capital deficiency of $625,236 and a stockholders' deficit (net capital deficiency) of $568,561.

ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Notes to Financial Statements, page 2
(Expressed in U.S. Dollars)
Years ended December 31, 1999, 1998 and 1997

2. Future operations (continued):

The Company's ability to meet its obligations as they come due is primarily dependent upon securing additional financing, whether from operations or otherwise. Management continues to pursue additional sources of financing; however, there can be no guarantee that the required additional financing will be obtained. Failure to identify and obtain such financing may limit the Company's ability to satisfy its obligations as they come due which may, in turn, impair the Company's ability to continue as a going concern. This could negatively impact the recoverability of the carrying value of assets.

These   financial  statements  do  not  include  any  adjustments
relating to the recoverability of assets and amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. If the Company is unable to continue as a going concern, assets and liabilities would require restatement on a liquidation basis, which would differ materially from the going concern basis.

3. Significant accounting policies:

(a) Basis of presentation:

These financial statements are prepared in accordance with generally accepted accounting principles in the United States.

The Company has not produced significant revenues and is a Development Stage Company as defined by Financial Accounting
Standard No. ("FAS") 7.

(b) Foreign currency translation:

The Company's functional and reporting currency is the United States dollar. Transactions undertaken in a currency other than the United States dollar are remeasured into United States dollars using exchange rates at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are remeasured at each balance sheet date at the exchange rate prevailing at the balance sheet date. Gains and losses arising on remeasurement or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company does not enter into derivative instruments to offset the impact of foreign currency fluctuations.

(c) Use of estimates:

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet dates, and the recognition of revenues and expenses for the reporting periods. Areas where significant estimates have been applied include the assessment of the ultimate liability arising out of legal contingencies and the recoverability of capital and intangible assets. Actual results could differ from these estimates.

ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Notes to Financial Statements, page 3
(Expressed in U.S. Dollars)
Years ended December 31, 1999, 1998 and 1997

3. Significant accounting policies (continued):

(d) Fixed assets:

Fixed  assets  are carried at cost less accumulated amortization.
Amortization is calculated annually as follows:



Assets                               Basis     Rate

Furniture and equipment          Straight-    20%
                                      line

Computers and technology        Declining-      30%
equipment                          balance


The Company reviews and assesses the underlying value of fixed assets as the situation dictates to determine whether a provision for impairment should be recorded. Such determination is made by comparing the carrying value of fixed assets to the future cash flow (undiscounted) expected to result. When these cash flows are less than the carrying value, impairment is calculated by reference to the fair value of the specific assets.

(e) Patents:

Patents are recorded at cost and amortized using the straight-line method over a period of five years.

(f) Common stock issuances:

During fiscal 1999, common stock of the Company was issued in settlement of the indebtedness. A loss of $1,258,323 (1998 - $663,068) occurred on this settlement equal to the difference between the market value of common stock issued and the carrying value of the debt.

Stock issue costs are accounted for as a reduction in the proceeds from the issuance of common stock.

(g) Research and development costs:

Research and development costs are expensed as incurred.

(h) Stock-based compensation:

The Company has elected to apply the intrinsic value principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations in accounting for its stock options on options granted to employees and directors. Under APB 25, compensation expense is only recorded to the extent that the exercise price is less than the market value of the underlying stock on the date of grant. For stock options granted to non-employees, the fair value of the options at their date of grant will be recognized. Values assigned to options will be charged against income over their vesting period. Fair value information with respect to options granted to employees and directors is disclosed in accordance with FAS 123, "Accounting for Stock-Based Compensation".

ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Notes to Financial Statements, page 4
(Expressed in U.S. Dollars)
Years ended December 31, 1999, 1998 and 1997

3. Significant accounting policies (continued):

(i) Comprehensive loss:

The  Company  has adopted FAS 130, "Comprehensive Income",  which
requires   disclosure  of  comprehensive  income  or  loss.   The
Company's net loss is equal to comprehensive loss for all periods.

(j) Income taxes:

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. To the extent that the realization of deferred tax assets is not considered to be more likely than not, a valuation allowance is provided.

(k) Loss per common share:

Loss per common share is calculated based on the weighted average number of common shares outstanding, which excludes subscribed but unissued shares. The number of shares used for loss per share purposes gives retroactive effect to the reverse stock split on May 4, 1998 (note 10 (a)).

As the effect of outstanding warrants is anti-dilutive, diluted loss per share does not differ from basic loss per share.

4.  Investment in and advances to RFID Datachip Technologies Inc.
("Datachip"):

During 1996, the Company acquired 49.9% of the issued and outstanding common stock of Datachip, an unrelated party prior to the transaction, by way of a stock exchange. Datachip received 50,371 redeemable common stock of the Company valued at $4.50 per stock (as adjusted for reverse stock split (note 10(a)). During fiscal 1997, management determined that a permanent impairment in the value of its investment had occurred and as a result, the investment in Datachip was written down to a nominal value. During fiscal 1998, pursuant to a legal settlement, the Company returned all common stock of Datachip for consideration equal to the return and cancellation of the redeemable common stock previously issued, and wrote-off the balance of the carrying value of its investment in Datachip.

5. Restricted cash:

As a result of legal action taken against the Company, $47,394 was garnished in 1997 from the Company's bank account and held in trust with the Company's attorney. In 1999, pursuant to a legal settlement, the funds were delivered to the successful subscribers.

ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Notes to Financial Statements, page 5
(Expressed in U.S. Dollars)

Years ended December 31, 1999, 1998 and 1997

6. Fixed assets:



                                        Accumulated    Net book

December 31, 1999                 Cost  amortizatio  value
                                                  n
Furniture and equipment              $      $ 4,308    $ 13,754
                                18,062
Computers and technology        70,603       37,687      32,916
equipment
                                     $     $ 41,995    $ 46,670
                                88,665





                                        Accumulated    Net book

December 31, 1998                 Cost  amortizatio  value
                                                  n
Furniture and equipment              $      $ 1,227    $ 18,370
                                19,597
Computers and technology        69,033       25,445      43,588
equipment
                                     $     $ 26,672    $ 61,958
                                88,630

During fiscal 1997, the Company wrote-off leasehold improvements which were located in their Mountain View, California and Kelowna, British Columbia premises due to the vacating or anticipated vacating of these premises.

7. Patents:



                            Year ended     Year ended
                          December 31,   December 31,
                                  1999           1998
Cost                          $ 14,756  $ 13,410
Less accumulated                 4,751          1,537
amortization
                              $ 10,005       $ 11,873

8. Subscriptions received for common stock:

Subscriptions received for common stock represent funds received in advance of stock issuance.

9. Related party transactions:

(a) Due to (due from) stockholders, directors and officers:

Amounts due to (due from) stockholders, directors and officers represent amounts owed to, or receivable from, the stockholders, directors and officers or companies controlled by the stockholders, directors or officers. These amounts generally arose from management fees or expenses paid on behalf of the Company by the stockholders, directors and officers, and a loan provided by a stockholder. The amounts are non-interest bearing, unsecured and have no specific terms of repayment.

ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Notes to Financial Statements, page 6
(Expressed in U.S. Dollars)
Years ended December 31, 1999, 1998 and 1997

9. Related party transactions (continued):

(b) Transactions with directors and officers:

During the year, the Company was charged a total of $nil (1998 - $602,721; 1997 -$ 245,105; 1996 - $nil) for management and consulting services by the director and officers of the Company. In 1998, the Company settled $238,548 of the $602,721 by issuing 641,667 shares of common stock of the Company.

10. Common stock:

(a) Reverse stock split:

On May 4, 1998, the Company resolved to consolidate the number of preferred and common stock outstanding by a ratio of 4.5 old for one new common stock. The effect of this reverse stock split has been applied retroactively to these financial statements.

(b) Stock purchase warrants:

Activity during the year ended December 31, 1999 is as follows:



Expiry Date  Exercis   Outstan  Granted  Exercis  Expire/  Outstan
             e price      ding                ed  cancele     ding
                       Decembe                          d  Decembe
                       r, 1998                             r, 1999

June 20,       $2.93     4,444        -        -        - 4,444
2002


Activity during the year ended December 31, 1998 is as follows:



Expiry       Exerci Outstandi   Grante  Exercis  Expire/ Outstandi
Date             se        ng        d       ed  cancele        ng
              price December,                          d December,
                         1997                                 1998
June 5,       $6.75    26,000        -        -  (26,000  -
1998                                                   )
July 23,       2.93     4,444        -        -  (4,444)         -
1998
Upon         0.0045   333,333                    (333,33         -
terminatio                                            3)
n of
management
service
contracts
Earlier of     2.93     4,444        -        -        -     4,444
December
18, 1998
or
terminatio
n of
management
service
contract
June 20,              434,888        -        -  (430,44     4,444
2002                                                  4)

(c) Non-cash consideration:

Shares issued for non-cash consideration are valued at their market price at the date of agreement for issuance.

ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Notes to Financial Statements, page 7
(Expressed in U.S. Dollars)
Years ended December 31, 1999, 1998 and 1997

10. Common stock (continued):

(d) Stock options:

The Company has reserved 3,200,000 common stock pursuant to a stock option plan. Options to purchase common stock of the Company may be granted by the Board of Directors and vest immediately.

Stock option activity during the year ended December 31,1999 is as follows:



Expiry      Weight  Weighte   Outsta  Granted  Exerc  Expir   Outstan
Date            ed        d    nding            ised     e/      ding
            averag  average   Decemb                  cance   Decembe
                 e     fair      er,                    led   r, 1999
            exerci    value     1998
                se
             price

February     $0.45    $0.25        -  3,125,0      -      -   3,1
24, 2002                                   00                 25,
                                                              000


There was no stock option activity during the year ended December 31, 1998. As options granted in 1999 have an exercise price equal to the market price at the date of grant, there was no compensation expense recorded for employees and directors in 1999.

The weighted average fair value of options was calculated using the Black-Scholes option pricing formula.

Had the compensation benefit been determined based on the fair value at the grant dates of the stock options and charged to earnings consistent with the measurement provision of FAS 123, the impact would be as follows:



                   Year ended  Year ended Year ended       Period
                     December    December   December         from
                     31, 1999    31, 1998   31, 1997    inception
                                                       on May 14,
                                                          1992 to
                                                         December
                                                         31, 1999

Loss for the       $(3,051,19  $(3,082,86 $(3,521,95   $(10,994,6
period, as                 5)          4)         6)          60)
reported

Estimated fair      (292,743)           -          -    (292,743)
value of option
grants to
employees

Pro forma loss     $(3,343,93  $(3,082,86 $(3,521,95   $(11,287,4
                           8)          4)          6          03)

Loss per share        $(0.24)     $(0.67)     $(1.81


The fair value of the stock option grants have been estimated using the Black-Scholes Option-Pricing model with the following assumptions: dividend yield - 0%; risk-free interest rate-5.875%, expected option life - 3 years, expected volatility - 80%.

ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Notes to Financial Statements, page 8
(Expressed in U.S. Dollars)
Years ended December 31, 1999, 1998 and 1997

11. Contingencies:

The Company has determined that it is not possible, at this time, to predict the final outcome of the following legal contingencies. The Company has accrued its best estimate of potential damages that may be awarded pursuant to these legal contingencies. Any adjustment to that amount will be recorded in the period determinable.

(a) Chemoco NV ("Chemoco"):

During 1997, the Company contracted with Chemoco to provide services to the Company. As advance consideration of the services to be provided by Chemoco, individuals related to the Company transferred 155,556 common stock of the Company to Chemoco. It is the Company's belief that Chemoco did not fulfill its obligations for the services to be provided and as a result, the transfer of common stock from individuals related to the Company to Chemoco was canceled. On September 15, 1999, Chemoco commenced an action against the Company and a former officer of the Company claiming for the delivery of 700,000 shares of the Company, or in the alternative, damages for the Company not delivering the said shares to the Plaintiff. Since the commencement of the action and the filing of the Statement of Defense in November 1999, the solicitors for the Plaintiff have filed a Notice of Intention to withdraw as solicitors in this matter. The outcome of this claim is unknown. It is management's belief that any claim that may arise from this situation is without merit.

(b) Former director claim:

On June 29, 1999, a former director of the Company commenced an action against the Company claiming, inter alia, for a declaration that he was entitled to 100,000 warrants of the Company exercisable at $0.375 per share and a further declaration that he was entitled to 600,000 warrants exercisable at $0.25 per share. The warrant agreement was originally issued to the Director to protect him against any potential claims. When the director left the Company, the Board of Directors canceled the warrant agreement for this director and all other directors. The claim also includes damages for breach of contract and interest with costs. The Company has filed a defense denying any claims of the former director in and to the warrants alleged. To date, no further activity has been commenced and the outcome is unknown.

(c) Other cancelled agreements:

In 1996, the Company cancelled agreements with two third parties. To date, no litigation has been commenced or threatened regarding these cancelled agreements. It is the opinion of management that the termination of these agreements was warranted and, in the event of litigation, would be deemed to be warranted. Further, it is management's belief that any claim that may arise from these situations are without merit.

ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)
Notes to Financial Statements, page 9
(Expressed in U.S. Dollars)
Years ended December 31, 1999, 1998 and 1997

12. Income taxes:

The   Company   has   non-capital  losses  carried   forward   of
approximately $8,500,000 which may be deducted in the calculation of taxable income of future periods until their expiry to December 31, 2006.

Due to the uncertainty as to the utilization of deferred tax assets, a valuation allowance has been made to the extent of deferred tax assets at the year end.

Years ended December 31,



                                   1999       1998

Deferred tax assets:

Losses carried forward                $          $
                              3,500,000  3,000,000

Evaluation allowance at 100%  (3,500,00  (3,000,00
                                     0)         0)

Net deferred tax asset              $ -        $ -

Current income tax expense          $ -        $ -

Deferred tax expense                $ -        $ -


13. Fair value of financial instruments:

At December 31, 1999, the Company's financial instruments include cash, accounts receivable, due from stockholders, accounts payable and accrued liabilities, due to stockholders, directors and officers. Due to their short-term to maturity or ability for prompt liquidation, the carrying values of cash, accounts receivable, accounts payable and accrued liabilities approximates their fair value. The fair value of due to (due from) stockholders, directors and officers cannot be determined due to their related party nature (note 9(a)). Due to the nature of the relationship between the Company and the related parties and the lack of a ready market for such indebtedness, it is not possible to estimate the current fair value of this indebtedness. The Company has not entered into off-balance sheet derivative instruments.

14. Interest on long-term debt:

Interest on long-term debt includes $474,117 (1998 - $175,653; 1997 - $316,000) of amortization of the effective premium equal to the intrinsic value calculated based on the difference between the quoted market price and the conversion price on conversions of debt.

ELECTRONIC IDENTIFICATION, INC.
(Formerly RFID Systems Corp.)
(A Development Stage Enterprise)

Notes to Financial Statements, page 10

(Expressed in U.S. Dollars)

Years ended December 31, 1999, 1998 and 1997

15. Year 2000 Issue:

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect the entity, including those related to customers, suppliers, or other third parties, have been fully resolved.

16. Subsequent events:

(a) Subsequent to year end, 366,667 shares of common stock of the Company were issued on settlement of $276,000 of amounts due to a stockholder.

(b) On March 1, 2000, the Company acquired, through a reorganization agreement, Girne Acquisition Corp. ("Girne"), a corporation organized and existing under the laws of the State of Delaware. At that date, Girne was an inactive shell company. Under the terms and conditions of the reorganization agreement, each issued and outstanding share of common stock of Girne was exchanged pro rata for an aggregate of 1,000 shares of voting common stock of the Company at $0.001 par value per share. The Company issued 300,000 shares of common stock for the acquisition of Girne, consisting of 150,000 common shares at a deemed value of $2.9375 per share and converting $150,000 of cash payable to the shareholders of Girne at a deemed value of $1.00 per share into 150,000 shares of common stock. For accounting purposes, this transaction will be accounted for as a re-capitalization, as if the Company had issued common shares for the net monetary assets of Girne. Pursuant to the reorganization agreement, the Company is the surviving corporation and will continue under its present name as a corporation in the State of Nevada.

ELECTRONIC IDENTIFICATION, INC.

(Formerly RFID Systems Corp.)

(A Development Stage Enterprise)

Schedules of General and Administrative, Sales and Marketing,

and Research and Development Expenses

(Expressed in U.S. Dollars)

Period from

inception on

May 14, 1992 to



                              Year     Year      Year      Year
                             ended    ended     ended     ended
                          December  Decembe   Decembe  December
                          31, 1999    r 31,     r 31,  31, 1999
                                       1998      1997

General and
administrative:

Administrative fees       $ 22,215        $       $ -  $ 46,452
                                     24,237

Bad debts                        -        -    54,515    75,778

Bank charges and             1,348    1,949    41,193    45,288
interest

Consulting and contract    731,799  367,759         -  1,119,55
services                                                      9

Legal and professional     150,909  176,286   408,551   765,100

Office                      23,647   66,604     9,113   135,130

Rent                        10,098   52,758    44,559   123,480

Salaries and benefits            -   72,975   424,593   766,458

Stock administration        13,495   11,829     1,613    26,937

Telephone                    2,772    9,518    25,504    51,373

Travel and                   2,558   17,470   132,570   280,333
accommodation

Foreign exchange (gain)   (36,744)   87,472    35,543    86,271
loss

                         $ 922,097        $         $         $
                                    888,857   1,177,7  3,522,15
                                                   54         9

Sales and marketing:

Advertising                    $ -      $ -         $  $ 16,749
                                               16,749

Consulting and contract    123,561  402,477   443,324   979,423
services

Entertainment and           19,190   84,575    24,077   140,188
promotion

Investor relations          99,618  245,107    36,987   381,712

Office                       4,080   15,685    43,076    77,982

Rent                             -   94,230    31,438   137,318

Salaries and benefits        2,287  109,502   145,121   291,341

Telephone and Internet       2,772   16,528         -    19,300

Travel and                  52,367   38,585   240,368   337,903
accommodation

                         $ 303,875        $         $         $
                                    1,006,6   981,140  2,381,91
                                         89                   6

Research and
development:

Acquired in-process
research and

development                    $ -      $ -       $ -         $
                                                        340,108

Consulting and contract     53,013  142,505         -   195,518
services

Office                           -    7,437    91,832   101,142

Salaries and benefits            -   94,883   506,601   727,739

Supplies                         -    6,004   144,794   182,817

Travel and                   2,980   15,860    13,632    50,244
accommodation

                          $ 55,993        $         $         $
                                    266,689   756,859  1,597,56
                                                              8


  (b)  Pro Forma Financial Information

       Operations of Girne Acquisition Corp. are deminimous and pro forma statements of operations are the same as submitted by Electronic Identification, Inc.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Electronic Identification, Inc.



                           By: /s/ Terry Kirby
                              Terry Kirby,
                              President/Secretary/Treasurer



                           Date: March 6, 2000